TRACTOR SUPPLY ANNOUNCES PLANNED MANAGEMENT SUCCESSION
~ Gregory A. Sandfort to be Appointed Chief Executive Officer in 2013 ~
~ James F. Wright to be Appointed Executive Chairman of the Board of Directors ~

Brentwood, Tennessee, September 27, 2012 -- Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced its planned management succession, with current President and Chief Operating Officer, Gregory A. Sandfort, assuming the role of President and Chief Executive Officer, effective January 1, 2013.  Mr. Sandfort will also be appointed to the Board of Directors at that time.  James F. Wright, the Company's current Chairman and Chief Executive Officer, will be appointed Executive Chairman of the Board with a term of one year.

Mr. Sandfort joined Tractor Supply Company as Chief Merchandising Officer in November 2007 and has been instrumental to the Company's ability to effectively grow sales and operating margins while improving operating efficiencies and inventory productivity.  Mr. Sandfort was promoted to President and Chief Merchandising Officer in February 2009 and to President and Chief Operating Officer in February 2012.  Prior to joining Tractor Supply, he previously served as President and Chief Operating Officer at Michaels Stores, Inc. and has also held positions of increasing responsibility in merchandising and management at retailers such as Sears Roebuck and Company and Federated Department Stores.

Mr. Wright joined Tractor Supply Company as President and Chief Operating Officer in October 2000.  Over the past twelve years, Mr. Wright has been a key architect in building the Company into a leading specialty retailer. During his tenure, Mr. Wright, who assumed the role of Chief Executive Officer in 2004 and has served as Chairman of the Board and CEO since November 2007, has led the Company through more than a decade of significant growth and expansion. Mr. Wright built a strong leadership team that increased the Company's revenues from $759 million in 2000 to $4.2 billion in 2011, market capitalization from $80 million in 2000 to its current level of $6.9 billion and store base from 305 stores at the end of 2000 to more than 1,135 stores today.

Mr. Wright, stated, "It has been an honor to serve Tractor Supply Company through the successful growth of our unique retail concept. Tractor Supply is strongly positioned competitively, operationally and financially. With the talented team we have in place today, this is an ideal time to complete our planned management succession plan.  Having worked closely with Greg over the past five years, I know that we are aligned on Tractor Supply's business strategies and priorities and the Board and I have great confidence in his ability to lead our business forward.  I have been privileged to serve with an exceptional team at Tractor Supply over the past twelve years.  I have confidence in the team's ability to continue the Company's record of success and look forward to continuing to work with the leadership team in my new role as Executive Chairman."

Mr. Sandfort commented, "Jim's leadership over the past decade has been instrumental in Tractor Supply's success and our ability to consistently execute our business strategy.  I look forward to continuing to work with our strong management team as Chief Executive Officer as we focus on maintaining Tractor Supply's momentum.  We have built a stable and differentiated business model that serves a unique niche in the retail marketplace.  I am confident that this will be a smooth transition that enables the Company to continue executing its key strategic initiatives that have driven our outstanding performance in recent years. We will continue to focus on our business strategies to grow the Company and capitalize on opportunities we see for our business in the future."

The Company also announced today that Steve Barbarick has been promoted to Executive Vice President, Merchandising.  Mr. Barbarick joined Tractor Supply Company as a Buyer in 1998.  He was promoted to Vice President and Divisional Merchandise Manager in June 2003 and to Senior Vice President, Merchandising in May 2009.  In this new capacity, Mr. Barbarick will oversee the Company's merchandising and marketing functions and continue to report to Mr. Sandfort.

Mr. Sandfort commented, "We are delighted to recognize Steve's added responsibilities and past accomplishments at Tractor Supply with this promotion.  Steve has made significant contributions to our merchandising strategy and in-store shopping experience as the Company has expanded.  We look forward to his ongoing leadership as we continue to evolve our merchandising and marketing to meet and exceed our customers' expectations."

About Tractor Supply Company
At June 30, 2012, Tractor Supply Company operated 1,135 stores in 45 states. The Company's stores are focused on supplying the lifestyle needs of recreational farmers and ranchers.  The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses.  Stores are located in towns outlying major metropolitan markets and in rural communities.  The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including lawn and garden items, power equipment, gifts and toys; (4) maintenance products for agricultural and rural use; and (5) work/recreational clothing and footwear.

Forward Looking Statements:
As with any business, all phases of the Company's operations are subject to influences outside its control.  This information contains certain forward-looking statements, including statements regarding estimated results of operations in future periods.  These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company's operations.  These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the ability to manage expenses, the availability of favorable credit sources, capital market conditions in general, failure to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, our ability to effectively implement our management succession plan, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of privacy, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting and changes in accounting standards, assumptions and estimates.  Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements.  Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.